UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2015

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

On March 25, 2015, AGL Resources Inc. (the “Company”) issued a press release announcing an increase to its 2015 earnings per share guidance due to colder-than-normal weather across its distribution and retail businesses through the first two months of 2015, as well as stronger-than-expected results at its wholesale business. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Company also will host its annual Analyst Day for institutional investors at the New York Stock Exchange on March 25, 2015. The presentation is expected to begin at 9:00 a.m. Eastern Time and will be available via a live audio webcast on the “Investor Relations” section of our website at www.aglresources.com. The presentation will include the slides attached hereto as Exhibit 99.2 and incorporated by reference herein. The presentation refers to certain financial measures that were not prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the appendix to the presentation materials and also on the Company’s website at www.aglresources.com under the Investor Relations section.

The information contained in this Item 7.01, as well as Exhibits 99.1 and 99.2 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless AGL Resources Inc. expressly so incorporates such information by reference.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 25, 2015, announcing an increase to 2015 guidance
99.2	Investor Presentation Materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: March 25, 2015	/s/ Andrew W. Evans
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated March 25, 2015, announcing an increase to 2015 guidance
99.2	Investor Presentation Materials